Form N-CSR Item 11(b) Exhibit

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certify in their capacity as Treasurer and President, respectively, of Eaton Vance Mutual Funds Trust (the "Trust") (on behalf of Eaton Vance Equity Research Fund), that:

(a) the Semi-Annual Report of the Trust (on behalf of Eaton Vance Equity Research Fund) on Form N-CSR for the period ended April 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Trust (on behalf of Eaton Vance Equity Research Fund) for such period.

A signed original of this written statement required by section 906 has been provided to the Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.

Eaton Vance Mutual Funds Trust
(On behalf of Eaton Vance Equity Research Fund)

Date: June 17, 2004

/s/ James L. O'Connor
-------------------------
James L. O'Connor
Treasurer

Date: June 17, 2004

/s/ Thomas E. Faust
-------------------------
Thomas E. Faust
President